Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

January 8, 2021

S&P Global Inc.

55 Water Street

New York, New York 10041

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to or incorporated by reference therein or attached as an exhibit or schedule thereto) of S&P Global Inc., a New York Corporation (“S&P Global”), relating to up to an aggregate of 122,697,881 shares of S&P Global common stock, par value $1.00 per share (the “S&P Global Shares”), to be issued by S&P Global pursuant to the terms of the Agreement and Plan of Merger, dated as of November 29, 2020 (the “Merger Agreement”), by and among S&P Global, Sapphire Subsidiary, Ltd., a Bermuda exempted company limited by shares and a wholly owned subsidiary of S&P Global and IHS Markit Ltd., a Bermuda exempted company limited by shares.

For purposes of giving this opinion, we have examined the Registration Statement, the Merger Agreement, S&P Global’s Amended and Restated Certificate of Incorporation and S&P Global’s By-Laws. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion. As to questions of fact material to this opinion, we have relied, with S&P Global’s approval, upon oral and written representations of S&P Global and certificates or comparable documents of public officials and of officers and representatives of S&P Global.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the S&P Global Shares to be issued by S&P Global pursuant to and in the manner contemplated by the terms of the Merger Agreement will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the S&P Global Shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such S&P Global Shares will be validly issued, fully paid and nonassessable.

We are members of the bar of the State of New York, and we do not express any opinion herein concerning any law other than the New York Business Corporation Law, as amended (including the statutory provisions and reported judicial decisions interpreting the foregoing).

We hereby consent to be named in the Registration Statement and in the related joint proxy statement/prospectus contained therein as the attorneys who passed upon the legality of the S&P Global Shares to be issued pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz